UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2007

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2007, Voxware, Inc., a Delaware corporation (the “Company”), received a notice from the Listing Qualifications Department of The NASDAQ Stock Market, Inc. (“NASDAQ”), indicating that the NASDAQ staff had determined that the Company did not comply with or satisfy NASDAQ Marketplace Rule 4310(c)(2)(B) for continued listing on the NASDAQ Capital Market, which requires that the Company maintain minimum stockholder’s equity of $2,500,000 million or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. To facilitate NASDAQ’s review, the Company is required to provide on or before March 2, 2007 the Company’s specific plan to achieve and sustain compliance with the NASDAQ Capital Market listing requirements, including the time frame for completion of the plan. The Company is in the process of evaluating its options regarding developing a plan to achieve and sustain compliance with all NASDAQ listing requirements that is acceptable to NASDAQ and that will facilitate NASDAQ’s review.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Voxware, Inc. dated February 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: February 22, 2007	By:	/s/ Paul Commons
Name: Paul Commons Title: Vice President and Chief Financial Officer